EXHIBIT 99.1

Twin Vee PowerCats Acquires BoatsForSale.com and YachtsForSale.com: The Acquisition Accelerates Twin Vee’s Evolution into a Diversified Recreational Company

FORT PIERCE, FL / ACCESSWIRE / February 10, 2025 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced that it has entered into an agreement to acquire two significant digital assets from OneWater Marine – BoatsForSale.com and YachtsForSale.com. These platforms represent the third-largest online boat marketplace in the United States, with over 42,000 unique listings. This strategic acquisition is expected to further position Twin Vee as a diversified marine and recreational company.

A Strategic Move Towards Growth and Integration

For more than 30 years, Twin Vee has been at the forefront of power catamaran design and manufacturing. In 2023, the Company acquired AquaSport Boats, an iconic brand with over 60 years of history. The acquisition of BoatsForSale.com and YachtsForSale.com marks the latest milestone in Twin Vee’s strategy to diversify and scale its operations while maximizing shareholder value.

“Our acquisition of BoatsForSale.com and YachtsForSale.com will be another step toward Twin Vee’s long-term growth strategy—one that emphasizes innovation, digital transformation, and strategic asset acquisition to increase overall Company value,” said Joseph Visconti, CEO and President of Twin Vee PowerCats Co. “We recognize the immense potential in the pre-owned boat market, valued at over $9 billion, and we are committed to ensuring these platforms continue to provide a frictionless, consumer-first experience similar to what we’ve seen with successful automotive platforms like CarGurus, Carvana, CarMax, and AutoNation. As the marine industry evolves, Twin Vee remains dedicated to finding and integrating key assets that not only drive revenue but also enhance the consumer and dealer experience.”

Enhancing Dealer Support and Sales Through Digital Innovation

While this acquisition will not alter Twin Vee’s core business model of designing and manufacturing new Twin Vee and AquaSport boats sold through a nationwide dealer network, it should significantly enhance the Company’s ability to provide greater lead generation and improved sales tools for its current and future dealer partners.

With digital transformation shaping consumer buying habits, Twin Vee intends to implement advanced technology solutions into these platforms to create a more intuitive and efficient user experience for both buyers and sellers. The goal is to equip Twin Vee and AquaSport dealers—along with a broader network of industry players—with cutting-edge tools that will increase visibility, drive sales, and optimize operations.

One of the most significant industry developments in recent years has been the rising cost of listing and subscription fees on leading online marketplaces. According to a LinkedIn post by Maryline Bossar, a yacht sales expert with ACY Yachts, the cost of listing ACY Yachts’ inventory of new and preowned boats on Yachtworld and BoatTrader is set to double starting this month.

“With BoatsForSale.com and YachtsForSale.com, we see an opportunity to offer a competitive alternative to other high-cost platforms,” said Visconti. “We believe many dealers and private sellers are looking for a more cost-effective and dealer-friendly solution, and our vision is to provide just that. These platforms have the ability to disrupt the status quo by offering a more affordable, scalable, and innovative approach to online boat sales.”

“Our focus remains on building high-quality, performance-driven boats, but we also recognize the immense value that digital assets bring to our ecosystem,” Visconti continued. “By investing in these online marketplaces, we are positioning Twin Vee as a forward-thinking company that embraces new technologies, expands its reach, and delivers long-term value to shareholders.”

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures Twin Vee and AquaSport boats. The Company produces a range of boats designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years. Learn more at twinvee.com.

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About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 98 retail locations, 9 distribution centers / warehouses and multiple online marketplaces in 19 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding plans to acquire BoatsForSale.com and YachtsForSale.com. from OneWater Marine, strengthening Twin Vee’s transition into a vertically integrated and diversified recreational company, diversifying and scaling operations while maximizing shareholder value, emphasizing innovation, digital transformation, and strategic asset acquisition to increase overall Company value, the platforms continuing to provide a frictionless, consumer-first experience similar to CarGurus, Carvana, CarMax, and AutoNation, finding and integrating key assets that not only drive revenue but also enhance the consumer and dealer experience, the acquisition significantly enhancing the Company’s ability to provide greater lead generation and improved sales tools for its current and future dealer partners, implementing advanced technology solutions into these platforms to create a more intuitive and efficient user experience for both buyers and sellers, equipping Twin Vee and AquaSport dealers, along with a broader network of industry players, with cutting-edge tools that will increase visibility, drive sales, and optimize operations, seeing an opportunity to offer a competitive alternative to other high-cost platforms, providing a more cost-effective and dealer-friendly solution, disrupting the status quo by offering a more affordable, scalable, and innovative approach to online boat sales, being uniquely positioned to leverage these platforms to expand Twin Vee’s digital footprint, enhance dealer support, and drive increased lead generation across the marine industry and positioning Twin Vee as a forward-thinking company that embraces new technologies, expands its reach, and delivers long-term value to shareholders.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to acquire BoatsForSale.com and YachtsForSale.com. from OneWater Marine as planned, the Company’s ability to continue to transition into a vertically integrated and diversified recreational company, the Company’s ability to execute its strategy to diversify and scale its operations while maximizing shareholder value, the Company’s ability to provide a frictionless, consumer-first experience similar to CarGurus, Carvana, CarMax, and AutoNation, the Company’s ability to find and integrate key assets that not only drive revenue but also enhance the consumer and dealer experience, the Company’s ability to provide greater lead generation and improved sales tools for its current and future dealer partners, the Company’s ability to implement advanced technology solutions into the platforms to create a more intuitive and efficient user experience, equipping Twin Vee and AquaSport dealers, along with a broader network of industry players, the Company’s ability to provide dealers with cutting-edge tools that will increase visibility, drive sales, and optimize operations, the Company’s ability to offer a competitive alternative to other high-cost platforms, the Company’s ability to provide a more cost-effective and dealer-friendly solution, the Company’s ability to expand Twin Vee’s digital footprint, enhance dealer support, and drive increased lead generation across the marine industry, the Company’s ability to embrace new technologies, expand its reach, and deliver long-term value to shareholders, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com